SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2007

WESTWOOD HOLDINGS GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	001-31234	75-2969997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Crescent Court, Suite 1200
Dallas, Texas 75201
(Address of principal executive offices)

(214) 756-6900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02:	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In accordance with Securities and Exchange Commission Release No. 34-47583, the following information, which is being furnished pursuant to the requirements of Item 2.02, “Results of Operations and Financial Condition,” is being reported under Item 7.01, “Regulation FD Disclosure.”

On October 24, 2007, Westwood Holdings Group, Inc. issued a press release entitled “Westwood Holdings Group, Inc. Reports Third Quarter 2007 Results and Announces Quarterly Dividend of $0.25; Assets Under Management Rise to $7.7 Billion at September 30, 2007 and Third Quarter Earnings Per Share Increases 69% Year-over-Year”, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1. The information in this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended.

ITEM 7.01:	REGULATION FD DISCLOSURE

Westwood also announced today that its Board of Directors has approved the payment of a quarterly cash dividend of $0.25 per common share payable on January 2, 2008 to stockholders of record on December 14, 2007.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits: The following exhibit is furnished with this report:

Exhibit Number	Description

99.1
Press Release dated October 24, 2007, entitled “Westwood Holdings Group, Inc. Reports Third Quarter 2007 Results and Announces Quarterly Dividend of $0.25; Assets Under Management Rise to $7.7 Billion at September 30, 2007 and Third Quarter Earnings Per Share Increases 69% Year-over-Year”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2007

WESTWOOD HOLDINGS GROUP, INC.

By:	/s/ William R. Hardcastle, Jr.,
William R. Hardcastle, Jr.,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1
Press Release dated October 24, 2007, entitled “Westwood Holdings Group, Inc. Reports Third Quarter 2007 Results and Announces Quarterly Dividend of $0.25; Assets Under Management Rise to $7.7 Billion at September 30, 2007 and Third Quarter Earnings Per Share Increases 69% Year-over-Year”.